                                                                   Exhibit 10.61


                                            * TEXT OMITTED AND FILED SEPARATELY,
                                                CONFIDENTIAL TREATMENT REQUESTED
                                                UNDER 17 C.F.R. SS 200.80(b) (4)
                                                              200.83 AND 240 b-2











                               RESELLER AGREEMENT

                                    BETWEEN

                                EMC CORPORATION

                                      AND

                           MTI TECHNOLOGY CORPORATION

                               RESELLER AGREEMENT

                                    BETWEEN

                                EMC CORPORATION

                                      AND

                           MTI TECHNOLOGY CORPORATION


THIS AGREEMENT, effective as of March 31, 2003 (the "EFFECTIVE DATE") between EMC CORPORATION (together with its designated subsidiaries from time to time, "EMC"), a Massachusetts corporation having its principal business offices at 176 South Street, Hopkinton, Massachusetts 01748 and MTI TECHNOLOGY CORPORATION, A DELAWARE CORPORATION HAVING ITS PRINCIPAL BUSINESS OFFICES AT 14661 FRANKLIN AVENUE, TUSTIN, CA 92780 (together with its designated Subsidiaries listed on Exhibit H, as amended from time to time, "RESELLER").

1.0   DEFINITIONS

      BUSINESS DAY: Any day other than a Saturday, Sunday or other day on which the New York Stock Exchange is not scheduled to open for trading.

      CORE SOFTWARE: EMC microcode, firmware and associated software that enable a Designated System to perform its basic functions. Core Software does not include any Enterprise Storage Software.

      DAYS: Calendar days, unless otherwise specified.

      DELIVERY: The first point in time at which EMC has made the goods available to Reseller (or Reseller's carrier) at EMC's manufacturing facility.

      DESIGNATED SITE: End-User's facility where the Host CPU or the Designated System is located.

      DESIGNATED SYSTEM: Equipment which is delivered by EMC to Reseller pursuant to this Agreement and is identified by the serial number set forth on the cabinet.

      DOCUMENTATION: Documentation that accompanies the Products or which may be provided by EMC from time to time under this Agreement, including but not limited to brochures, manuals, and literature.

      END-USER: Any person or entity which has licensed Software and/or purchased Equipment from Reseller for its own internal business purposes only.

      END-USER AGREEMENT: The agreement between an End-User and Reseller, for the licensing of Software and/or purchasing of Equipment and the provision of services.

      ENTERPRISE STORAGE SOFTWARE: Software provided by EMC, other than Core Software and Maintenance Aids. Enterprise Storage Software consists of:

            I. HOST-BASED SOFTWARE: Software that is licensed for use on one or more Host CPUs, and

            II. STORAGE SYSTEM BASED SOFTWARE: Software that is licensed for use on the Designated System and, if applicable, on one or more Host CPUs.

      EQUIPMENT: The items of hardware sold by EMC under this Agreement, to which resale rights are granted pursuant to this Agreement. Equipment may be newly manufactured or remanufactured.

      EX WORKS: The meaning set forth in the I.C.C. Incoterms, 2000 edition.

      F.O.B.: The meaning set forth in the Uniform Commercial Code as adopted in the Commonwealth of Massachusetts on the Effective Date.

      HOST CPU: A central processing unit designated by End-User for operation with the Designated System.

      MAINTENANCE AIDS: The hardware, software and other aids owned by EMC and used by EMC in furnishing maintenance services. Maintenance Aids are not licensed to Reseller.

      MATERIAL: Equipment and Parts sold hereunder.

      PARTS: Those items identified in Exhibit A-1.

      POST-WARRANTY: The period after expiration of the warranty period.

      PRODUCTS: The Material, Software and services that EMC makes generally available to its end-user customers upon the Effective Date, which are identified in Exhibit A, and their successor products, which may be updated or revised by EMC from time to time.

      SOFTWARE: Core Software, Enterprise Storage Software and any other software provided by EMC. (Note: Software does not include Maintenance
      Aids).

      SOFTWARE LICENSE AGREEMENT: See Article 16, and Exhibit C (Software License).

      SUBSIDIARY: Any company or other legal entity of which a party either directly or indirectly owns or controls greater than [*]% percent of the outstanding voting stock or capital and which is authorized by such party (with written confirmation thereof) to procure or sell Product under this Agreement. Subsidiaries of Reseller authorized to submit Purchase Orders on behalf of Reseller are listed on Exhibit G.

      Target Market: The market for the sale of Products as specified in Exhibit A-2.

2.0   PURPOSE; RESELLER'S OBLIGATIONS

      2.1 PURPOSE. This Agreement sets forth the terms and conditions under which Reseller will purchase, license, distribute and service, and EMC will sell, license, and provide Products during the term of this Agreement.

      2.2 RESELLER'S REPRESENTATION. It is a condition of EMC's obligations that Reseller purchase quantities of Products under this Agreement and resell Products in the Target Market in the manner described in Exhibit A-2, and perform those functions customarily performed by a reseller relative to the advertising, marketing, sale and support of Products. Without limitation, Reseller will establish programs to provide sales incentives to Reseller's sales personnel, commit personnel to Product sales and service, and provide marketing programs and sales and service force training.

      2.3 RELATIONSHIP. Reseller is EMC's customer under this Agreement, and no other relationship is created or implied under this Agreement. Without limitation, neither Party is in any respect an agent, representative, partner or joint venturer of or with the other Party.

      2.4 RIGHT TO SELL. The terms and conditions of this Agreement, including the pricing terms, are expressly conditioned upon Reseller's agreement to sell (and, with respect to Software, license) EMC Products [*].

* Confidential Treatment Requested

      2.5 CUSTOMER SERVICE. Reseller's obligations relating to service of Product are set forth in Exhibits D and E, the terms of which are incorporated herein. As set forth more fully in Exhibits D and E, initially, EMC will provide service for all Products. It is the intent of the parties that, during a transition period, Reseller will become qualified to service Clariion Products, and thereafter, EMC will continue to service Products other than Clariion. Reseller shall use commercially reasonable efforts to diligently service and support its customers with respect to all applicable Products provided hereunder. Reseller shall adequately train (with the assistance of EMC) its personnel and obtain all needed Parts and Equipment to carry out these duties.

      2.6 PARTS STOCKING. Reseller agrees to stock and maintain a suitable inventory of Parts in amounts reasonably expected to service its customers, based on the quantity and mix of Product acquired by Reseller from EMC. EMC will supply such Parts solely for Product purchased by Reseller hereunder for Reseller's resale to Reseller's customers, or otherwise as appropriate solely to support Reseller's installed base of customers of Product purchased under this Agreement. Reseller will sell and distribute Parts only in a manner consistent with the foregoing limitations.

3.0   TERM

      3.1 TERM. The term of this Agreement shall be three (3) years (the "Initial Term"), commencing on the Effective Date. Thereafter, and subject to mutual agreement, this Agreement shall be automatically renewed for successive one (1) year renewal periods (the "Renewal Term") in accordance with and pursuant to the same terms and conditions contained herein, until terminated by either Party: (a) by providing at least ninety (90) days' prior written notice effective at the end of the Initial Term or any extension term, or
            (b) pursuant to Article 13.

      3.2 SHIPMENT AFTER TERM. Product ordered before term or product shipped after the Term is governed by this Agreement, provided the applicable purchase order was accepted by EMC during the Term of this Agreement.

4.0   DELIVERY

      4.1 DELIVERY AND SHIP-TO POINT. Delivery of Material shall be at EMC's designated place of manufacture (as of the Effective Date, Apex, North Carolina, Franklin, Massachusetts or Cork, Ireland). Terms for delivery within the United States are F.O.B. EMC's shipping dock at the designated place of manufacture; delivery terms for delivery outside the United States are Ex Works EMC's shipping dock at the designated place of manufacture. Material shall be packed according to EMC's standard practices. Reseller shall be responsible for selecting and utilizing its own carrier. All transportation, insurance, import, export and clearance charges shall be paid by Reseller.

      4.2 TITLE AND RISK OF LOSS. Title to Equipment, and risk of loss or damage, shall pass to Reseller upon EMC's delivery to the carrier at the FOB or Ex Works point.

5.0   PAYMENT

      5.1 PAYMENT TERMS. Reseller shall make all payments due under this Agreement in U.S. Dollars within [*] days after the date of EMC's invoice, which shall not be earlier than the shipment date. EMC reserves the right to charge interest on payments that are more than five (5) days past due at 1.5% per month or the highest lawful rate, whichever is less. EMC will credit Reseller 1% of the amount of an invoice if payment in good funds is received by EMC within fifteen
            (15) days from the date of invoice.

      5.2 CREDIT LINE. EMC may establish a line of credit ("CREDIT LINE") for Reseller. EMC reserves the right to increase or decrease the Credit Line from time to time. The Credit Line shall be at the reasonable discretion of EMC, and at no time will EMC be required to allow the maximum amount owed by Reseller to EMC under outstanding accounts receivable to exceed the amount of the Credit Line. In the event EMC determines that there is a material risk that Reseller will not be able or willing to pay its obligations hereunder, or in the event Reseller fails to make timely payment of all invoices, EMC may request payment in advance of shipment or suspend further shipments. Initially, the Credit Line shall be up to [*] dollars $[*].

      5.3 DISPUTE OF INVOICE. In the event Reseller disputes any item in an invoice, Reseller shall notify EMC within thirty (30) days after the date of the invoice, and Reseller hereby waives all objections not raised by Reseller within such period.

* Confidential Treatment Requested

6.0   ORDERING, LEADTIME AND SCHEDULING

      6.1 PURCHASE ORDERS. During the term of this Agreement, Reseller may place purchase orders for Product hereunder ("Orders"). All Orders shall be in writing and in form reasonably acceptable to EMC, shall reference this Agreement, and shall contain the following:

            (a)   description of Product to be purchased;

            (b)   quantity of Product to be purchased;

            (c) price of Product to be purchased, consistent with this Agreement;

            (d)   requested delivery schedule, consistent with this Agreement;

            (e) destination (ship-to address) and requested method of shipment;

            (f) shipping instructions, including whether to use Reseller's carrier or EMC's carrier (to be billed to Reseller), billing information, name of freight forwarder, and declaration and notification of insurance.

            All Orders shall be governed exclusively by the terms and conditions of this Agreement, notwithstanding any preprinted or other terms and conditions contained or proposed on any Reseller purchase order, EMC order acknowledgement, or other communication. Orders will only be valid when placed by authorized Purchasing representatives of the Reseller, whom Reseller shall designate from time to time by written notice to EMC. Unless otherwise instructed by EMC, Orders shall be submitted directly to EMC. Orders for shipment to North America shall be submitted to EMC in Hopkinton, MA and for International Orders shall be submitted to EMC in Cork, Ireland. Orders may be issued by Reseller on behalf of any of its designated Subsidiaries. Reseller will be responsible for all Orders placed by its Subsidiaries, jointly with the Subsidiary placing the Order.

      6.2 ACCEPTANCE OF ORDERS. After receipt of any Purchase Order, EMC will, within two (2) Business Days, provide Reseller with an Acknowledgment accepting the Order, or notice that the order is not acceptable and stating EMC's reasons.

      6.3 FORECASTS. On a monthly basis, Reseller will provide EMC with a rolling twelve (12) month written forecast ("FORECAST") detailing Reseller's estimates of Reseller's likely requirements for Product during each of the months of the forecast period. Such forecasts do not constitute Orders and are not binding on Reseller. [*]

      6.4 LEAD-TIMES. EMC will deliver ordered Products in accordance with the Delivery dates indicated on the Orders, provided the requested Delivery date(s) have a lead-time consistent with the terms of Exhibit A. If EMC determines that Products ordered by Reseller cannot be delivered within the established lead-time, EMC will notify Reseller of the revised Order lead-time and the Parties may agree on a revised Delivery date or Reseller may cancel such ordered and delayed Products by written cancellation notice to EMC given within five (5) Business Days after EMC's delay-notification. [*]

* Confidential Treatment Requested

      6.5 CANCELLATION. In the event that an End-User cancels an Order for Product that it had placed with Reseller, Reseller may cancel an Order for an identical product placed with EMC by providing a written Purchase Change (Cancellation) Order to EMC subject to the time periods and charges set forth in Exhibit A.

7.0   PRICING

      7.1 PRICING. The initial prices for the Products under this Agreement are set forth on Exhibit A-1.

      7.2 PRICE CHANGES. EMC reserves the right to increase or decrease prices and to amend Exhibits A, and A-1 from time to time upon [*] days' notice to Reseller. If prices are increased, Orders in reasonable quantities placed by Reseller pursuant to the terms of this Agreement and accepted by EMC prior to the date of such increase shall not be affected. Price increases shall be limited to [*]% per increase unless mutually agreed upon. In no case shall the price increase exceed [*]% per annum. In the case of price decreases, the new price shall take effect [*]. Price decreases shall apply to all pending Orders, which have not yet shipped, and which were placed within the same calendar quarter in which notice of decrease was given (or thereafter).

* Confidential Treatment Requested

8.0   TAXES AND EXPORT / IMPORT

      8.1 TAXES. Reseller shall be responsible for all taxes on the sale of Product provided hereunder, except taxes based on EMC's net income. All prices and charges are stated exclusive of value-added tax, sales and goods tax and exclusive of all use, property, excise and similar taxes, import duties and other levies. Any tax EMC may be required to collect or pay based upon the sale, use, licensing or delivery of Products or other items or services hereunder shall be paid by Reseller to EMC upon invoice. Payments to EMC shall be made without deduction for taxes, imposts, customs, levies, or other withholding tax ("Tax") or shall be grossed up (increased) to provide EMC the same amount after such Tax as it would have received without the imposition of such Tax, together with tax receipts or similar evidence of payment by payor. Taxes may be billed on EMC's invoices, and shall be paid by Reseller in such instances to EMC. Reseller shall provide to EMC a reseller exemption certificate for any jurisdiction in which Reseller claims a reseller exemption.

      8.2 EXPORT OR IMPORT. Prices do not include fees for domestic or foreign forwarding agent services, consular invoices, or for any other documents required by the country of destination (if other than the agreed delivery point), all of which fees shall be Reseller's responsibility. Reseller shall obtain all required export clearances, import licenses, permits or other governmental orders. EMC agrees to cooperate with Reseller in such efforts, as reasonably requested by Reseller and at Reseller's expense. Reseller hereby authorizes EMC to act on behalf of Reseller in connection with Reseller's export of Product. Such authority extends to the preparation of any U.S. Shipper's Export Declarations and comparable documents, and the assignment of any export license.

      8.3 EXPORT CONTROL. Reseller and EMC each agrees to comply with all U.S. and other applicable export laws and regulations.

9.0   PRODUCT CHANGES

      9.1 ADDITIONAL PRODUCT. EMC may in its sole discretion from time to time amend Exhibits A and A-1, to add for sale under this Agreement other products which EMC offers for sale to its other resellers. Such Product may be substituted for any substantially equivalent Product described in this Agreement. In such event, Reseller may revise its Forecast accordingly.

      9.2 DISCONTINUANCE OF PRODUCT. If EMC discontinues the production of any Product for sale to its customers, then EMC may remove such Product from Exhibit A and/or A-1 upon one hundred and twenty (120) days' written notice to Reseller. During such notice period, Reseller may continue to place orders for such discontinued Product, provided that the delivery dates requested by Reseller are within sixty (60) days of the effective date of EMC's written notice of discontinuance. In the event of discontinuation of Products, Reseller may revise its Forecast accordingly. EMC shall support Products for a minimum of five (5) years from the date of the last shipment of such discontinued Product to Reseller.

      9.3 ENGINEERING CHANGE ORDERS (ECO) CHANGES. EMC reserves the right to make substitutions and modifications in the specifications and design of any Material and Software. Substitutions and modifications do not create or imply any obligation to make substitutions or modifications to any Material or Software previously provided. All substitutions and modifications shall be made in accordance with EMC's standard Engineering Change Order (ECO) control procedures as set forth in the Services Guide (as defined in Section 15.1 below), as such procedures may be amended from time to time.

      9.4 MANDATORY ENGINEERING CHANGE ORDERS. From time to time (e.g., for product safety reasons) EMC may issue mandatory ECO's. As to any affected Product from time to time in Reseller's inventory or control, or already dispositioned by Reseller and for which Reseller is authorized to provide maintenance services (i.e., Clariion Products following the transition of service responsibilities to Reseller), EMC shall provide replacement parts and/or software updates, and Reseller shall use its commercially reasonable efforts at its expense to promptly install all such mandatory ECOs, failing which Reseller shall obtain access to the Product to permit EMC or EMC's agents to install such ECOs. EMC shall provide for advance replacement parts representing [*]% of Reseller's current installed and maintained base for the purpose of such ECO change out at [*]. Parts will be returned upon replacement where EMC guarantees [*] day turnaround of such parts. Any unused inventory supplied by EMC will be returned to EMC. All costs associated with shipping and handling of such parts will be at the [*] expense.

* Confidential Treatment Requested

10.0  WARRANTY AND DISCLAIMER

      10.1 WARRANTY. Product is warranted by EMC only as provided in Exhibit A-3 ("Warranty"), which is incorporated herein.

      10.2 NO OTHER WARRANTIES. No representation or other affirmation of fact, oral or written, including but not limited to, statements regarding capacity, suitability for use or performance of Product, whether made by EMC employees or otherwise, shall be deemed a warranty by EMC for any purpose, or give rise to any liability of EMC whatsoever unless expressly stated in this Agreement. EXCEPT AS EXPRESSLY STATED IN EXHIBIT A-3, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, FOR PRODUCT FURNISHED HEREUNDER OR IN CONNECTION HEREWITH. WITHOUT LIMITATION, EMC DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PURPOSE, TITLE, OR NON-INFRINGEMENT, AND THOSE WARRANTIES ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

11.0  OUT-OF-WARRANTY REPAIR AND SERVICE SUPPORT

            Out-of-warranty repair and replacement Parts are available to Reseller solely in accordance with Exhibit A-4 (Out-of-Warranty Repair), which is incorporated herein.

12.0  INTELLECTUAL PROPERTY RIGHTS

      12.1 RIGHTS RESERVED. Other than the licenses expressly granted herein, nothing in this Agreement shall be deemed to be a grant of any intellectual property rights to Reseller or to any of its customers or to any other person or entity, and no title to or ownership of Software or copyright, patent or other intellectual property right therein is transferred to Reseller or to any of its customers. References to "sale" or "purchase" of Software in this Agreement shall be interpreted to mean "license upon the terms contained in this Agreement."

      12.2 PROTECTION OF IP RIGHTS. Reseller shall take reasonable measures to protect the intellectual property rights of EMC in connection with all Product, Parts and Documentation, including such assistance and measures as are reasonably requested by EMC.

      12.3 INDEMNITY. If notified promptly in writing of any action brought against Reseller alleging that any Product, Part or Documentation sold or licensed to Reseller under this Agreement infringes a valid patent or copyright in the jurisdictions listed in Exhibit G where Reseller directly or indirectly sells, licenses or leases Products, EMC will defend that action at its expense and will pay the costs and damages awarded against Reseller in the action, provided EMC shall have sole control of the defense of any such action. Reseller shall not negotiate for nor enter into any settlement or compromise of such claims without the prior written consent of EMC. If Reseller is enjoined from purchase, use or sale of Product (or license of and with respect to Software), or if in EMC's opinion Reseller is likely to become the subject of a injunction, EMC will at its option and expense either procure for Reseller the right to continue purchasing, using and selling such Product (or licensing such Software) in accordance with this Agreement, or replace or modify such Product so that it becomes non-infringing, or, if Reseller has to credit or refund an End-User on such account, grant Reseller a credit based on a five-year straight-line depreciation of the price of such Product upon return of the Products to EMC.

      12.4  LIMITATIONS. EMC shall have no liability to Reseller pursuant to
            Section 12.3 to the extent that, the alleged infringement is based on (i) use, sale or license of any Products in combination with other equipment or software not provided by EMC; (ii) use of any of the Products in a manner or for a purpose for which they were not designed, as specified in EMC's written specifications; (iii) use of Software when use of a later release of the Software which EMC has made available to Reseller as a recommended ECO would have avoided such infringement; (iv) modifications to any Product or Software not made by EMC; or (v) any intellectual property right owned or licensed by Reseller from a licensor other than EMC.

      12.5 NO OTHER LIABILITY. THIS ARTICLE STATES THE ENTIRE LIABILITY OF EMC AND ITS LICENSORS AND SUPPLIERS WITH RESPECT TO ALLEGED INFRINGEMENTS OF PATENTS, COPYRIGHTS AND OTHER INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCTS AND SOFTWARE, OR ANY PART OF THEM, OR BY THEIR OPERATION, PURCHASE, LICENSE, USE OR SALE.

13.0  TERMINATION AND DEFAULT

      13.1 DEFAULT; REMEDIES. Failure of either Party to pay or perform any of its obligations hereunder within thirty (30) days after receipt of written notice from the other Party describing the nature of the nonperformance shall constitute default, except for Reseller's failure to pay hereunder, which will require only ten (10) days prior written notice of default. Upon an event of default continuing after the expiration of such 30- (or 10-) day period, the non-defaulting Party may either suspend all or any portion of its obligations pending completion of corrective action by the noticed Party, or may terminate this Agreement. Relative to defaults comprising more than a failure to pay money, if within such 30-day period, after receipt of written notice from the other Party describing the nature of the non-performance, either the default is cured or the non-performing Party submits in writing a plan for curing the non-performance that is reasonably agreeable to the noticing Party, then termination of this Agreement shall not be a remedy during the timely and efficient execution of such plan. Termination or suspension of performance by the noticing Party shall not be deemed a waiver of any of its rights or of the defaulting Party's obligations under this Agreement. This provision does not release either Party from any obligations under this Agreement which, pursuant to this Agreement, are to be fulfilled within a shorter time period than the aforementioned period(s).

      13.2 TERMINATION FOR CAUSE. Either party may at its option and upon written notice to the other party terminate this Agreement, and/or suspend its performance hereunder, if: (i) a material violation of this Agreement by the other party is not remedied within thirty (30) days after written notice of the violation or such longer period as may reasonably be required given the exercise of due diligence and provided efforts to cure the default are initiated within such period and diligently pursued thereafter; or (ii) the other party admits in writing its inability to pay its debts generally as they become due, or executes an assignment for the benefit of creditors or similar document; or (iii) a receiver, trustee in bankruptcy or similar officer is appointed for the other party's property; or (iv) the other party breaches Section 18.2 (Confidential Information), or
            Article 16 (Software), or (v) a material portion of the equity or assets of the other party is transferred or this Agreement is assigned or the other party is fully or partially acquired by or merges with a third party, or any third party acquires a controlling interest in the other party, except as permitted by or consented to by the other party pursuant to Section 18.7 (Assignment), below.

      13.3 EFFECT OF TERMINATION. In the event of any termination, the provisions of this Agreement shall continue to apply to all Purchase Orders accepted by EMC prior to the effective date of such termination. Termination of this Agreement shall not relieve either party from making payments which may be owed to the other party under the terms of this Agreement. Termination shall not exclude other remedies for failure of a party to perform its obligations. The provisions of this Agreement shall, to the extent applicable, survive termination. Termination does not relieve either party from on-going Support related initiatives or contractual obligations entered into during the term of the Agreement. Upon termination by EMC for cause, all monies due to EMC hereunder shall become immediately due and payable by Reseller to EMC.

14.0  PROPRIETARY RIGHTS

      14.1 PROPRIETARY RIGHTS. Reseller's Forecasts and portions of data and information supplied by EMC relating to Product are proprietary and will be so marked. EMC and Reseller shall abide by such markings. EMC retains for itself exclusively all proprietary rights (including manufacturing rights) in and to all designs, specifications, engineering details and other data and information pertaining to Product provided or offered to Reseller, and to all discoveries, inventions, patent rights, products and all other property rights arising out of work done solely by EMC or jointly with Reseller, including without limitation to rights relating to improvements or modifications to Product arising from such work of EMC. A copyright notice on any data does not by itself constitute or evidence a publication or public disclosure.

      14.2 TRADEMARKS. Nothing contained in this Agreement shall be construed as licensing either Party to use any trademark or trade name owned or used by the other Party without the prior written consent of the other Party. However, during the term of this Agreement and so long as Reseller remains in good standing hereunder, Reseller shall have the right to use those EMC trademarks set forth on Exhibit B in connection with the use, marketing, copying, distribution, sale, rental, leasing and licensing of the Products sold hereunder. The use by Reseller of any EMC owned trademarks and trade names shall be restricted to use beneficial to EMC and shall be subject to EMC's prior written approval at all times, which shall not be unreasonably withheld or delayed.

      14.3 U.S. GOVERNMENT DATA RIGHTS: The Software and Documentation is "commercial computer software" and "commercial computer software documentation" as those terms are defined in the U.S. Government Federal Acquisition Regulations. If Reseller is a unit or agency of the United States Government, then the United States Government's rights with respect to the Software and Documentation are limited by the terms of this Agreement, pursuant to FAR Section 12.212(a) and/Or DFARS Section 227.7202-1(a), as applicable.

15.0  SERVICE

      15.1 EMC SUPPORT OF RESELLER'S SUPPORT ORGANIZATION: EMC will during the term of this Agreement, and provided Reseller is not in default, make available to Reseller those reseller support services described in the "EMC CLARiiON Services Guide for Partners" (the "SERVICES GUIDE") insofar as applicable to the Parties' relationship under this Agreement. EMC reserves the right to amend and modify the Services Guide from time to time, in EMC's sole discretion. Reseller shall be notified of any change to the Services Guide affecting Reseller's rights hereunder. To the extent this Agreement states any obligation in conflict with the Services Guide, the provisions of this Agreement shall control.

      15.2 RESELLER SUPPORT. The terms under which Reseller shall be trained to provide support of Products during a transition period are set forth in Exhibit D, which is incorporated herein. The terms under which Reseller will provide support for Clariion Products after a transition period are set forth in Exhibit E, which is incorporated herein.

      15.3 TRAINING: Insofar as applicable to Products purchased hereunder by Reseller, EMC shall make available to Reseller solely for support of Products purchased hereunder appropriate standard or customized support training courses relative to the Products as and when the same are available, upon EMC's terms and charges for such courses.

16.0  SOFTWARE

      16.1 GRANT OF LICENSE. EMC hereby grants to Reseller a personal, non-transferable, non-exclusive right and license (and as to items
            (b) and (c) below, a right to sublicense to End-Users) during the Term of this Agreement:

            (a)   to resell Equipment;

            (b) to transfer Core Software to End-Users, solely in conjunction with the reselling of a Designated System; and

            (c) to transfer the Enterprise Storage Software to End-Users for use with a Designated System.

      16.2 LICENSE AGREEMENT. Reseller, prior to the transfer of any Software to an End-User, shall ensure that each End-User is legally bound and obligated by a software license agreement containing, at a minimum, the terms set forth in Exhibit C (Minimum Terms of End-User License).

      16.3 NO MODIFICATION. Neither Reseller nor any of Reseller's employees or agents shall without the prior written consent of EMC modify, enhance, supplement, reverse assemble, reverse compile, reverse engineer or otherwise reduce any Software in whole or in part to human readable or source code form. Reseller shall promptly report to EMC any violation of this paragraph and shall take further steps as may be reasonably required by EMC to remedy any such violation and to prevent future violations.

      16.4 NO UNAUTHORIZED COPYING. Reseller shall not make copies or media translations of Software or Documentation, in whole or in part, without EMC's prior written approval, and all such copies and media translations shall include EMC's copyright, trade secret or other proprietary notices.

      16.5  SOFTWARE MAINTENANCE. See Exhibit F.

17.0  DOCUMENTATION

      17.1 END-USER DOCUMENTATION. EMC shall provide to Reseller for Reseller's use a single reproducible copy of standard items of end-user (customer) documentation ("END-USER DOCUMENTATION"). Incident to and for the sole purpose of supporting the sale and use of Products, Reseller shall have the right to reproduce and distribute reasonable quantities of End-User Documentation to its End-Users in conjunction with sales and support of Product(s) and likewise to create and so distribute derivative works there from under Reseller's own name, provided that all whole or partial copies include all applicable copyright and other proprietary notices and software license terms as required by Article 16 (Software). EMC shall have the right, upon request, to review all such derivative Documentation created by Reseller before release of such Documentation by Reseller.

      17.2 SUPPORT DOCUMENTATION. EMC shall provide to Reseller solely for Reseller's internal use for the purpose of selling, marketing and supporting Products sold hereunder, the standard support Documentation normally supplied generally by EMC to its Resellers and such other items of technical Documentation as it may from time to time publish for the use of its Resellers similarly situated.

      17.3 NO MODIFICATIONS. Reseller will not, without the express written permission of EMC, change the EMC copyright notices or software legends or proprietary notices which appear in any Documentation or Software.

      17.4 SERVICE DOCUMENTATION. EMC shall provide Reseller with Service Documentation as set forth in Exhibit D.

18.0  GENERAL PROVISIONS

      18.1 NOTICES. Any notice which may be or is required to be given under this Agreement shall be in writing, sent by certified mail or courier, fees prepaid and in each case providing for proof of delivery. Notices shall be deemed to have been given when received, addressed in the manner indicated below or at such alternate addresses as the parties may from time to time inform the other.

            If to EMC:                               If to Reseller:

            Attention:  Vice President               Attention:  CFO and SVP Product Marketing
            Global Alliances Division                MTI Technology Corporation
            EMC Corporation                          14661 Franklin Avenue
            4 Coslin Drive                           Tustin, CA  92780
            Southboro, MA  01772                     U.S.A.
            U.S.A.

                                                     with a copy to:
            with a copy to:
                                                     Attention:  Tamara Powell Tate, Esq.
            Attention: Office of General Counsel     Morrison & Foerster LLP
            EMC Corporation                          19900 MacArthur Boulevard
            176 South Street                         Irvine, California 92612-2445
            Hopkinton, MA 01748                      USA
            U.S.A.

            Facsimile communications shall also be effective, if actually received by the person to whose attention written notices are to be directed pursuant to this Article, and provided that confirmatory notice is made as provided above. The Parties' designated telephone numbers for purposes of facsimile communications, subject to modification in the future by written notice to the other party, are as follows:

            If to EMC:                              If to Reseller:

            Tel:  1 - 508 - 435 - 1000              Tel:________________________

            Fax:  1 - 508 - 497 - 6915              Fax:________________________

      18.2 CONFIDENTIAL INFORMATION. In the course of the relationship contemplated under this Agreement, each party may disclose or make available to the other party confidential and/or proprietary information of its own or of third parties, including without limitation specifications and designs of EMC and pricing and customer information of Reseller's. Without limitation, EMC considers all information contained in the Software and in documentation for Products to be trade secrets of EMC. Reseller may make available to EMC information concerning its requirements for Products hereunder. EMC and Reseller each agrees to use reasonable efforts, such as it uses with respect to its own confidential and/or proprietary information of a similar nature, to identify such confidential information as being its confidential information, and, upon receipt, not to disclose such information as properly identified to any third party (other than its accountants, attorneys and other consultants or representatives under a similar obligation to maintain confidentiality), and to use such information solely for the purposes for which it is disclosed, i.e. the furtherance of the relationship between the parties hereunder and the marketing and support of Products purchased by Reseller from EMC. However, the foregoing restrictions shall not apply to information that is: (a) in the possession of the receiving party prior to its disclosure and not subject to other restrictions on disclosure or use; (b) independently developed by the receiving party; (c) publicly disclosed by the disclosing party; (d) rightfully received by the receiving party from a third party without restrictions on disclosure or use; (e) approved for unrestricted release or unrestricted disclosure by the disclosing party; (f) available by the inspection of products or services marketed without restrictions or offered for sale or lease in the ordinary course of business by either party or others; or (g) produced or disclosed pursuant to applicable laws, regulations or court order, provided the receiving party has given the disclosing party the opportunity to defend, limit or protect such production or disclosure. All confidential information supplied by each party to the other will be immediately returned upon termination of this Agreement, or destroyed and a certification of destruction provided.

      18.3 PUBLICITY. This Agreement and the terms of the relationship between Reseller and EMC shall be treated by Reseller and by EMC as each treats its own confidential information, and no press releases and other like publicity of any nature regarding this Agreement shall be made without the other party's written or electronic approval, which approval shall not be unreasonably withheld. Notwithstanding anything to the contrary, the foregoing restrictions shall not apply to disclosure of information provided or disclosed pursuant to applicable laws, regulations or court order, provided the disclosing party has given the nondisclosing party the opportunity to defend, limit or protect such production or disclosure.

      18.4 COMPETITIVE PRODUCTS AND SERVICES. Neither this Agreement nor the parties' relationship or activities hereunder will impair any right of EMC or Reseller to market, directly or indirectly, other products or services competitive with those offered by the other party, nor require a party to disclose any trade secret, confidential or proprietary information to the other party. Without limitation, EMC shall be free to market, directly or indirectly, Product to other customers.

      18.5  LIMITATION OF REMEDY AND LIABILITY:

            (a) GENERAL LIMITATION. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER HEREUNDER FOR (A) INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES, OR (B) ANY DAMAGES WHATSOEVER RESULTING FROM THE LOSS OF USE, DATA OR PROFITS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR FROM THE USE OR PERFORMANCE OF THE PRODUCT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT IN THE CASE OF A BREACH OF SUCH PARTY'S OBLIGATIONS WITH RESPECT TO CONFIDENTIAL INFORMATION, SOFTWARE LICENSING OR OTHER INTELLECTUAL PROPERTY RIGHTS, TO THE EXTENT SUCH DAMAGES CONSTITUTE THE MEASURE OF DAMAGES UNDER APPLICABLE LAW.

            (b) LIMITATION OF AMOUNT. EMC'S ENTIRE LIABILITY HEREUNDER FOR ANY CAUSE WHATSOEVER, INCLUDING BUT NOT LIMITED TO CONTRACT, TORT, AND NEGLIGENCE CLAIMS, AND REGARDLESS OF THE FORM OF ACTION, SHALL NOT EXCEED IN THE AGGREGATE THE LESSER OF EITHER [*] (U.S.) DOLLARS OR [*]. EXCLUDED FROM THIS LIMITATION ARE AMOUNTS PAID OR INCURRED BY EMC UNDER [*].

            (c) RESELLER'S INDEMNITY. Reseller shall indemnify and hold EMC harmless against all loss, cost, damage, claims and expense, including without limitation attorneys' fees, asserted by End-Users as a result of Reseller's acts or omissions which constitute a breach of Reseller's obligations with respect to Products purchased under this Agreement, or arising from such claims.

            (d) CLAIMS; LIMITATION OF ACTION. Any right to damages which Reseller may have under the terms of this Agreement shall be conditional upon such party notifying the other party in writing promptly after such party knows or should have known of such damages. No claim arising out of this Agreement, except for EMC's claims against Reseller for failure to pay for Products or either party's claims under Section 18.2, may be brought more than eighteen (18) months after such claim has accrued.

* Confidential Treatment Requested

      18.6 GOVERNING LAW. This Agreement shall be governed and construed in all respects in accordance with the substantive laws of the Commonwealth of Massachusetts, U.S.A., excluding its conflicts of laws rules and excluding the United Nations Convention on the International Sale of Goods. Reseller consents and submits to the jurisdiction and venue of the Massachusetts courts and the U.S. Federal courts sitting in Massachusetts.

      18.7 ASSIGNMENT. Except as expressly permitted herein, neither party shall assign any right or delegate any obligation under this Agreement and any attempted assignment or delegation except as permitted shall be void. This prohibition shall not apply to assignments by EMC of money due or to become due hereunder, nor to EMC's right to subcontract portions of the manufacture of Product or of its other obligations hereunder. EMC may assign this Agreement to its affiliates and subsidiaries, and may appoint another EMC entity as its representative and agent. Consent of assignment in the case of succession by merger, consolidation or other form of corporate reorganization shall not be unreasonably refused, except in the case of a change of control of the other party's business where EMC deems the successor entity to be a competitor of EMC. No assignment shall in any event relieve the assignor who shall remain with assignee jointly and severally liable.

      18.8 AMENDMENT. No modification, termination, extension, renewal, waiver, or addition to the terms of this Agreement shall be binding upon a party unless set forth in a written amendment signed by an authorized representative of that party.

      18.9 FORCE MAJEURE. Neither party shall be liable to the other for its failure to perform any of its obligations hereunder during any period in which such performance is delayed by circumstances beyond its reasonable control including, but not limited to, fire, flood, war, embargo, strike, riot, inability to secure materials and transportation facilities, or the intervention of any governmental authority.

      18.10 SEVERABILITY. If any provision of this Agreement is held invalid by any law, rule, order or regulation of any government, or by the final determination of any court, such invalidity shall not affect the enforceability of any other provisions not held to be invalid. Clause headings and captions are used in this Agreement for convenience of reference only and shall not affect the interpretation of this Agreement.

      18.11 ENTIRE AGREEMENT. This Agreement and its Exhibits constitute the entire agreement of the parties as to the subject matter hereof, and supersedes any and all prior and contemporaneous oral or written understandings and agreements as to such subject matter, including, without limitation, the Nondisclosure Agreement between the parties dated March 6, 2003 and that certain Basic Ordering Agreement for Reselling, dated as of March 6, 2003, by and between EMC and Reseller. A waiver by either party at any time of its rights resulting from breach of this Agreement by the other party shall not constitute or be deemed to be a waiver of rights concerning a subsequent breach. A waiver at any time by either party of any condition of this Agreement shall not operate thereafter as a waiver of the same or any other condition. This Agreement is solely between EMC and Reseller, and does not create rights in third parties; there are no third-party beneficiaries to this Agreement.

      18.12 [*]

* Confidential Treatment Requested

      Agreed by the parties, as of the Effective Date stated above

EMC CORPORATION ("EMC")                  MTI TECHNOLOGY CORPORATION ("RESELLER")


By:___________________________________   By:____________________________________

Name:_________________________________   Name:__________________________________
Title:________________________________   Title:_________________________________
Date:_________________________________   Date:__________________________________

                                    EXHIBIT A


1. CLARIION PRODUCTS. The lead-time for Clariion Products under this Exhibit is [*] Business Days.

      If Reseller cancels an Order for Clariion Products within five (5) Business Days after receipt of EMC's Acknowledgement of the Order, then no cancellation charges shall be imposed on the Reseller. If Reseller cancels an Order for such Products more than five (5) Business Days after such Acknowledgement, then EMC may impose reasonable re-stocking fees (not to exceed ten percent (10%) of the original Order), except in the case of cancellation due to EMC failure to meet agreed upon Delivery date.

2.    ALL OTHER PRODUCTS. The lead-time for all other Products under this
      Exhibit is [*] Business Days.

      [*]

* Confidential Treatment Requested

                                  EXHIBIT A-1

                      PARTS DESCRIPTION AND PRICE SCHEDULE

1.    The lead-time established for Parts is set forth in Exhibit A.

[*]

* Confidential Treatment Requested


                                   A-3-A-1-1

                                  EXHIBIT A-1
                                    (PART 2)

                           [EMC's current price list]


                                   A-3-2A-1-2

                                  EXHIBIT A-2

                                 TARGET MARKET

Target Market/Territory:  The geographies listed in Exhibit G.


                                   A-5-A-2-1

                                   EXHIBIT A-3

                                    WARRANTY

1. WARRANTY. Subject to Paragraph 7 below, EMC warrants that the Products supplied under this Agreement shall be free from defects in material and workmanship and shall perform substantially in accordance with EMC's written Product Specifications for the warranty period specified below, calculated from the date of shipment from EMC's plant of manufacture:

      -     Clariion Equipment and Parts (other than disks)
            listed in Exhibit A:                                             [*]

      -     Clariion Fibre Disks (as contained in disc modules,)
            listed in Exhibit A:                                             [*]

      -     Clariion ATA Disks (as contained in disc modules)
            listed in Exhibit A:                                             [*]

      -     Clariion Replacement Parts:                                      [*]

      -     All Non-Clariion Equipment and Parts                             [*]

      -     Out-of-warranty repairs:                                         [*]

      -     Enterprise Storage Software:                                     [*]

* Confidential Treatment Requested

2. WARRANTY DESCRIPTION. EMC's entire liability and Reseller's exclusive remedy under Paragraph 1, above, shall be for EMC to use reasonable efforts to remedy defects covered by these warranties within a reasonable period of time or, at EMC's option, either to replace the defective Material or to correct the defective Software or to refund the amount paid by the Reseller for such Material or Software, as depreciated on a straight-line basis over a [*] year period upon return of such Material or Software to EMC. Without limitation, EMC does not warrant that the operation of Software will be uninterrupted or error free, or that all Software defects can be corrected. Reseller's obligation hereunder is to claim warranty service upon, and to ship to EMC only the defective Part and not to return the entire Product to EMC. Unless Reseller selects the Advanced Replacement Option under Paragraph 4, below, or a Dead-on-Arrival replacement option under Paragraph 5, below, a replacement Part shall be shipped to Reseller no later than thirty (30) days after the defective
      Part is received at EMC's North Carolina repair facility. Reseller shall obtain a Return Material Authorization (RMA) number from EMC before sending any defective Part or other Material to EMC. EMC will own all replaced Equipment and Software; Reseller shall return the replaced Equipment and Software to EMC upon EMC's request.

* Confidential Treatment Requested


                                    C-A-3-1

3. TRANSPORTATION. To receive warranty service, Reseller shall ship, at Reseller's own expense, all defective Material to EMC's designated manufacturing or repair facility. EMC is responsible for paying return transportation charges for shipping replacement Material to Reseller if within the United States or if outside the United States, to Reseller's service operations center in the United States, or Europe, or as EMC may otherwise agree. Insofar as practicable, the parties will seek to arrange that only the defective part or component shall be returned to EMC for warranty service.

4. ADVANCED REPLACEMENT OPTION. Reseller may request an Advanced Replacement Option, where EMC shall undertake to ship a replacement Part to Reseller before receiving the defective Part from Reseller. EMC will ship expedited advance replacement repairs within 48 hours of RMA requests by MTI. The fee for this service is $[*] per repaired part in addition to any repair charges that may be applicable. However, MTI will be granted free advanced replacements, the amount in any month equal to [*]% of the average monthly returns over the prior [*] months. If Reseller does not return the defective Part to EMC's designated manufacturing or repair facility within thirty (30) days after Reseller's request for an Advanced Replacement, Reseller shall pay EMC the then prevailing list price for the replacement Part. During the initial quarter, EMC shall provide Reseller with ten (10) advanced replacement parts without service charge.

* Confidential Treatment Requested

5. DEAD-ON-ARRIVAL ("DOA") WARRANTY. A Product shall be considered DOA if it is located within the U.S. or Canada or the European Union and exhibits symptoms of a component failure or misadjustment within thirty (30) days after shipment from EMC's manufacturing facility. If a Product is considered DOA, EMC will endeavor at no charge to Reseller to ship a replacement Product or appropriate replacement Part to Reseller within 48 hours after EMC's receipt of notification of the DOA condition. Reseller shall obtain an RMA for the defective Product or Part, and if Reseller does not return the defective Product or Part to EMC's designated manufacturing or repair facility within thirty (30) days, Reseller shall pay EMC the then prevailing list price for such Product or Part.

6.    NON-DEFECTIVE PARTS. If EMC cannot validate that a returned Product or
      Part is defective, Reseller shall pay EMC a reasonable service fee (not to exceed 15% of the then prevailing repair list price) for testing and handling, and the Product or Part shall be returned to Reseller as received.

7. EXCLUSION. Warranties are extended only to Reseller and may not be transferred. Reseller agrees to be solely responsible to establish and service any and all warranties to its direct and indirect customers. Warranty claims will be processed only at those EMC facilities which EMC may from time to time designate as designated repair facilities hereunder. Warranties do not apply to Material on which the original identification marks have been removed or altered, or to defects or failure where such defects or failure are caused by: (i) accident, neglect or misuse; (ii) failure or defect of electrical power, external electrical circuitry, air-conditioning or humidity control; (iii) the use of parts not provided by EMC; (iv) modification, adjustment, repair or servicing of the Material by any party other than EMC; (v) causes not arising from fault of EMC during shipment to or from Reseller; (vi) modifications or alterations made to the Material by Reseller or any third party; (vii) use of customer replaceable units ("CRUs") or any components in a CRU other than those sold to


                                    C-2A-3-2

      Reseller hereunder; or (viii) failure of Reseller to comply with any of EMC's return procedures.

8. LIMITATION. EXCEPT AS EXPRESSLY STATED IN THIS EXHIBIT, EMC MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, BY OPERATION OF LAW OR OTHERWISE, OF ANY PRODUCTS OR SOFTWARE FURNISHED UNDER OR IN CONNECTION WITH THIS AGREEMENT. EMC DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, TITLE, OR NON-INFRINGEMENT, AND THOSE WARRANTIES ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

9. STORED DATA. EMC accepts no liability with respect to data contained in or recorded on any Material returned to EMC for repair. Reseller is solely responsible for safeguarding any such data.

10. UNCORRECTABLE DEFECTS. If EMC is unable to correct a defect covered by these warranties after the expenditure of reasonable efforts and time, "reasonable" to be defined by the nature of the defect when encountered, EMC will permit Reseller to return the Material and receive a refund based on a straight-line depreciation of the price of such Material over five
      (5) years. Such refund shall constitute Reseller's sole remedy and EMC's maximum liability under any warranty with respect to such Material.

11. REPLACEMENT PARTS. Replacement Parts may be new or repaired like-new parts (provided that like-new parts shall not evidence any diminished performance), and will not necessarily be the original Part submitted to EMC for repair.

12. NON-REPAIRABLE PARTS. Not all Parts are repairable. For non-repairable Parts, all applicable terms of the Warranty as stated in this Exhibit are effective, except Reseller does not have to return such non-repairable defective Parts to EMC. Reseller will coordinate with EMC relative to the handling of non-repairable Parts.


                                    C-3A-3-3

                                  EXHIBIT A-4

                             OUT-OF-WARRANTY REPAIR

1. DURATION. After the expiration of the Product warranty period, EMC shall maintain replacement Parts and repair services for all Parts for a period of five (5) years after the latest date of shipment of the Product from EMC's place of manufacture to Reseller.

2. REPAIR DESCRIPTION. EMC's obligation is to repair or, at EMC's option, replace any defective Material, at the charge stated below. Reseller's obligation will ship the defective Part, and not the entire Product, to EMC. Reseller shall obtain a Return Material Authorization (RMA) number from EMC before sending any defective Part or other Material to EMC.

3. REPAIR GOAL. Unless Reseller selects the Advanced Replacement Option under Paragraph 5 below, EMC will ship the replacement Part to Reseller after the defective Part is received at EMC. EMC will ship a replacement Part to Reseller within thirty (30) days after receipt of the defective Part.

4. TRANSPORTATION. Reseller shall ship, at Reseller's own expense, defective Material to EMC's designated manufacturing or repair facility. Reseller is also responsible for paying the return transportation charges arising from EMC's returning the repaired Material to Reseller.

5. ADVANCED REPLACEMENT OPTION. Reseller may request an Advance Replacement Option, where EMC shall undertake to ship a replacement Part to Reseller before receiving the defective Part from Reseller. EMC will ship expedited advance replacement repairs within 48 hours of RMA requests by MTI. The fee for this service is [*] per repaired part in addition to any repair charges that may be applicable. However, MTI will be granted free advanced replacements, the amount in any month equal to [*]% of the average monthly returns over the prior [*] months. If Reseller does not return the defective Part to EMC within thirty (30) days after Reseller's receipt of Advanced Replacement, Reseller shall pay EMC the then prevailing list price for the replacement Part.

* Confidential Treatment Requested

6. CHARGES. All out-of-warranty repair prices and replacement Parts prices shall be listed in the standard EMC Spare Parts Price List, as updated by EMC from time to time. EMC shall provide Reseller with ninety (90) days notice of price changes.

7. NON-DEFECTIVE PARTS. If a returned Part is found to be non-defective, Reseller shall pay EMC a reasonable per part service fee (not to exceed 15% of the then prevailing repair list price) for testing and handling and the Part shall be returned to Reseller as received.

8. REPLACEMENT PARTS. Replacement Parts shall be new, or repaired like-new parts (provided that like-new parts shall not evidence any diminished performance), or a suitable plug-compatible replacement Part. Further, Parts may become obsolete if EMC's supplier terminates supply of a Part, in which case EMC shall seek to provide Reseller with a one hundred and twenty (120) day notice of such Part obsolescence.


                                   D-1-A-4-1

9. NON-REPAIRABLE PARTS. Not all Parts are repairable. For non-repairable Parts, Reseller shall have the right to purchase a new Part at the then prevailing spare part price under this Agreement.

10. STORED DATA. EMC accepts no liability with respect to data contained in or recorded on any Material returned to EMC for repair. Reseller is solely responsible for safeguarding any such data.


                                   D-1-2A-4-2

                                  EXHIBIT A-5

                                 CO-OP PROGRAM

[*]

* Confidential Treatment Requested


                                     A-5-1

                                   EXHIBIT B

                                 EMC TRADEMARKS

FULL LIST OF TRADEMARKS ARE AVAILABLE AT EMC.COM, AS SUPPLEMENTED FROM TIME TO TIME.


                                    D-4-B-1

                                   EXHIBIT C

                       MINIMUM TERMS OF END-USER LICENSE

1.0   LICENSE TERMS

- End-User receives a non-exclusive, non-transferable license to use the Software solely in conjunction with a Designated System or Host CPU, as applicable.

- End-User shall not, without the licensor's prior written consent, provide, disclose or otherwise make available Software in any form to any person other than End-User's employees, independent contractors or consultants, who shall use the Software solely for End-User's internal business purposes.

- End-User may make one copy of the Software for back-up and archival purposes provided End-User reproduces and includes EMC's copyright and other proprietary notices on and in any copies.

-     No title to, or ownership of, the Software is transferred to End-User.

- Neither End-User nor any of its agents, independent contractors or consultants shall modify, enhance, supplement, create derivative works from, reverse assemble, reverse engineer, reverse compile or otherwise reduce to human readable form the Software without prior written consent.

- End-User's right to use the Software may not be assigned, sublicensed or otherwise transferred; provided however, that if Customer sells or transfers the Designated System, EMC shall offer to license the Software to the purchaser under EMC's standard terms and conditions. EMC reserves the right to refuse to license its Software to its competitors and for other good cause.

2.0   DEFINITIONS

- SOFTWARE: Core Software, Enterprise Storage Software and any other software provided by EMC. (Note: Software does not include Maintenance Aids.)

- CORE SOFTWARE: EMC microcode, firmware and associated software that enable a Designated System to perform its basic functions. Core Software does not include any Enterprise Storage Software.

- ENTERPRISE STORAGE SOFTWARE: Software provided by EMC, other than Core Software and Maintenance Aids. Enterprise Storage Software consists of:

      i. Host-based Software: software that is licensed for use on one or more Host CPUs, and

      ii. Storage System Based Software: software that is licensed for use on the Designated System and, if applicable, on one or more Host CPUs.


                                     E-C-1

- DESIGNATED SYSTEM: EMC equipment which is identified by serial number or other specific identification.

- HOST CPU: A central processing unit designated by End-User for operation with a Designated System.


                                     E-C-2

                                   EXHIBIT D

                        TRANSITION SERVICE ARRANGEMENTS

The Transition Service Schedule is hereby attached to and made a part of the Reseller Agreement and shall have the following components:

      Attachment D-1 - Technical Support and Training
      I.    Attachment D-2 - Training Offering
      II.   Attachment D-3 - Service Delivery Logistics
      III.  Attachment D-4 - Professional Services
      IV.   Attachment D-5 - On-site Services

Collectively, the "Services." This Schedule shall apply only during the Transition period, which begins on the Effective Date of the Reseller Agreement and expires June 30th, 2003, unless extended by EMC's V.P. for CS Global Partners and Alliances. EMC shall have the option of utilizing EMC service partners and subcontractors to perform EMC's obligations hereunder.

The terms and conditions of this Schedule shall apply to all Services purchased by MTI from EMC, or otherwise provided under this Schedule. For the purpose of this Schedule, Services includes without limitation all incidental services and tasks necessary to perform Services (installation and break-fix) and provide deliverables (including without limitation any software or other goods provided in connection with the provisioning of Services) and/or documentation that accompany the deliverables (hereinafter collectively referred to as the "Deliverables")

EMC will provide to MTI the Services according to the time and manner specified in this Schedule and the applicable attachments, including any other Statements of Works that may be executed by both parties. Any Services that are provided by EMC for a fee, shall only be purchased by MTI upon issuance of a MTI purchase order ("Order") referencing this Agreement, or any applicable Addendum or Schedule. Fee structure to be included in the Post Transition Service Agreement (Exhibit F of the Reseller Agreement).

1.    PAYMENT

All payments for Services shall be made in accordance with the applicable provisions of the Reseller Agreement.

2.    ACCEPTANCE

In performance of the Services, EMC agrees to provide MTI with the Deliverables set forth in the applicable Attachment or Statement of Work, if any. These Deliverables shall meet the criterion (the "Acceptance Criterion") set forth in the applicable Attachment or Statement of Work.

3.    WARRANTY

Warranty for Services shall be as set forth in the Reseller Agreement.

4.    INDEMNITY

The indemnification from EMC to MTI for Services shall be as set forth in the Reseller Agreement.

5.    GENERAL

5.1 Insurance: EMC will obtain and at all times during the term of this Schedule maintain at its own expense appropriate levels of insurance.

5.2 Monthly Business Reviews: EMC and MTI will each appoint a Program Manager to manage the service relationship under this Schedule. The Program Managers will meet monthly to review MTI field and technical performance and recommend corrective action in writing accordingly.

5.3   MTI Regions

For purposes of this Schedule, the "MTI Regions" shall include but be limited to
(1) the United States (2) Europe (UK, Germany, France, Ireland, Benelux)

6.    CONTACT INFORMATION
      [*]

* Confidential Treatment Requested

                                 ATTACHMENT D-1

                         TECHNICAL SUPPORT AND TRAINING

[*]

* Confidential Treatment Requested


                                     D-1-1

        Incident Severity Chart EMC TECHNICAL SUPPORT RESPONSE GOALS FOR
                          ESCALATED CUSTOMER INCIDENTS

[*]

* Confidential Treatment Requested


                                     D-1-2

Pricing Proposal for Year one - MTI

                                 ATTACHMENT D-2

                               TRAINING OFFERINGS

[*]

* Confidential Treatment Requested


                                     D-2-1

                                 ATTACHMENT D-3

                           SERVICE DELIVERY LOGISTICS

[*]

* Confidential Treatment Requested


                                     D-3-1

                                 ATTACHMENT D-4

                             PROFESSIONAL SERVICES

[*]

* Confidential Treatment Requested


                                     D-4-1

                                 ATTACHMENT D-5

                                ON-SITE SERVICES

[*]

* Confidential Treatment Requested


                                     D-5-1

                                   EXHIBIT E

                      POST TRANSITION SERVICE AND SUPPORT

[*]

* Confidential Treatment Requested

                                 ATTACHMENT E-1

                         TECHNICAL SUPPORT AND TRAINING

[*]

* Confidential Treatment Requested


                                     E-1-1

                    EMC TECHNICAL SUPPORT RESPONSE GOALS FOR

                          ESCALATED CUSTOMER INCIDENTS

[*]

* Confidential Treatment Requested


                                     E-1-2

Pricing Proposal for Year one - MTI

                                 ATTACHMENT E-2

                               TRAINING OFFERINGS

[*]

* Confidential Treatment Requested


                                     E-2-1

                                 ATTACHMENT E-3

[*]

* Confidential Treatment Requested


                                     E-3-1

                                 ATTACHMENT E-3

                             PROFESSIONAL SERVICES

[*]

* Confidential Treatment Requested


                                     E-3-2

                                 ATTACHMENT E-4

                                ON-SITE SERVICES

[*]

* Confidential Treatment Requested


                                     E-4-1

                                   EXHIBIT F

                    CLARIION POST-WARRANTY SOFTWARE SUPPORT
                           THROUGH DECEMBER 31, 2003

[*]

* Confidential Treatment Requested

                                   EXHIBIT G

                          LIST OF COUNTRIES REFERENCED
                    IN SECTION 12.3 (PATENT INDEMNIFICATION)

[*]

* Confidential Treatment Requested

                                   EXHIBIT H

                    LIST OF RESELLER'S APPROVED SUBSIDIARIES

[*]

* Confidential Treatment Requested


                                      H-1